                                                          Exhibit No. EX-99.j.1.

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective  Amendment to the
Registration  Statement on Form N-1A of The Barrett  Funds and to the use of our
report dated July 24, 2006 on the financial  statements and financial highlights of Barrett Growth Fund, a series of shares of The Barrett Funds.  Such financial statements  and  financial  highlights  appear  in the  2006  Annual  Report  to
Shareholders which is incorporated by reference into the Statement of Additional
Information.

                                               /s/ TAIT, WELLER & BAKER LLP
                                               TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
October 25, 2006